Exhibit 1.1

Execution Version

AMENDMENT NO. 1

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Amendment No. 1, dated as of June 8, 2020 (this “Amendment”) to Second Amended and Restated Credit Agreement, dated as of August 17, 2016, as amended and restated as of May 1, 2020 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among APTIV CORPORATION, a Delaware corporation (the “U.S. Parent Borrower”), APTIV PLC, a public limited company incorporated under the laws of Jersey (“Parent”), APTIV HOLDINGS US LIMITED, a par value limited company incorporated under the laws of Jersey, APTIV INTERNATIONAL HOLDINGS (UK) LLP, a limited liability partnership organized under the laws of England, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Swingline Lender, and the Lenders and Issuing Banks party thereto. Capitalized terms not otherwise defined herein having the definitions provided therefor in the Existing Credit Agreement.

WHEREAS, the Borrowers, the Administrative Agent and the Lenders party hereto (constituting the Required Lenders) desire to amend the Existing Credit Agreement upon the terms and subject to the conditions set forth in this Amendment (the Existing Credit Agreement as amended by this Amendment, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”) pursuant to and in accordance with Section 9.02 of the Existing Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

SECTION 1.    Amendments to Existing Credit Agreement. Effective as of the Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a)    The definition of “Equity Interests” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt security that is convertible into, or exchangeable for, any such equity interest.”

(b)    Section 1.01 of the Existing Credit Agreement is hereby amended to add the following definition in the appropriate alphabetical order:

““Specified Convertible Preferred Shares” means preferred shares of the Parent Entity, issued by the Parent Entity in one or more transactions (inclusive of any additional shares issued by the Parent Entity pursuant to any option to purchase any additional shares granted to the underwriters of such shares), that are convertible into ordinary shares of the Parent Entity (or other securities or property following a merger event, reclassification or other change of the ordinary shares of the Parent Entity), and cash in lieu of fractional shares of the Parent Entity.”

(c)    Section 6.10 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (b), (ii) replacing the “.” at the end of clause (c) with “; and” and (iii) adding a new clause (d) immediately following clause (c) therein to read as follows:

“(d)    the Parent Entity may make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, the Specified Convertible Preferred Shares (including, without limitation, making payments of dividends and other distributions thereon and/or making payments and deliveries due upon conversion thereof).”

SECTION 2.    Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions (the date such conditions are satisfied, the “Amendment Effective Date”):

(a)    The Administrative Agent (or its counsel) shall have received (i) from the Loan Parties and (ii) the Lenders constituting the Required Lenders either (A) a counterpart of this Amendment signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent that such party signed a counterpart of this Amendment (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)).

(b)    Parent shall have consummated or, substantially simultaneously with the effectiveness of this Amendment, shall consummate an offering of Specified Convertible Preferred Shares (as defined in the Amended Credit Agreement).

(c)    The Administrative Agent shall have received a signed certificate of a Responsible Officer of the U.S. Parent Borrower stating that the representations and warranties of the Loan Parties set forth in Article III of the Existing Credit Agreement (other than the representations and warranties set forth in Sections 3.04(b) and 3.06 of the Existing Credit Agreement) shall be true and correct in all material respects on and as of the Amendment Effective Date, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date.

SECTION 3.    No Other Amendments. Except as hereby amended, the terms and provisions of each Loan Document shall remain in full force and effect. Nothing herein shall be deemed to entitle the parties hereto to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 4.    Consent and Affirmation of Guarantors. Each Guarantor, in its capacity as a guarantor under the Guaranty, hereby consents to the execution, delivery and performance of this Amendment and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment Effective Date.

SECTION 5.    Effect of this Amendment. This Amendment shall be deemed a “Loan Document.” On and after the date hereof, each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement and all references in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. The Loan Documents, as modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement, and shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

SECTION 6.    GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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SECTION 7.    Counterparts; Electronic Signatures.

(a)    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be equally effective as delivery of the original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic means shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

(b)    The words “execution”, “signed”, “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature of the use of paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law or regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have executed Amendment No. 1 as of the date first above here written.

APTIV CORPORATION, as the U.S. Parent Borrower

By:	/s/ Jane Wu
Name: Jane Wu
Title: Treasurer

APTIV PLC, as Parent

By:	/s/ Jane Wu
Name: Jane Wu
Title: Treasurer

APTIV HOLDINGS US LIMITED, as a Guarantor

By:	/s/ Jane Wu
Name: Jane Wu
Title: Authorized Representative

APTIV INTERNATIONAL HOLDINGS (UK) LLP, as a Guarantor

By:	/s/ Jane Wu
Name: Jane Wu
Title: Authorized Representative

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent and a Lender

By:	/s/ Jonathan Bennett
Name: Jonathan Bennett
Title: Executive Director

[Signature Page to Amendment No. 1]

IN WITNESS WHEREOF, the undersigned has executed Amendment No. 1 as of the date first above here written.

BANK OF AMERICA, N.A., as Lender

By:	/s/ Brian Lukehart
Name: Brian Lukehart
Title: Managing Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Vice President

CITIBANK, N.A., as Lender

By:	/s/ Susan Olsen
Name: Susan Olsen
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:	/s/ Annie Chung
Name: Annie Chung
Title: Director

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

SOCIETE GENERALE, as a Lender

By:	/s/ John Hogan Jr
Name: John Hogan Jr
Title: Director

BNP PARIBAS, as Lender

By:	/s/ Nader Tannous
Name: Nader Tannous
Title: Managing Director

By:	/s/ Todd Grossnickle
Name: Todd Grossnickle
Title: Director

SUMITOMO MITSUI BANKING CORPORATION, as Lender

By:	/s/ Michael Maguire
Name: Michael Maguire
Title: Managing Director

[Signature Page to Amendment No. 1]